LEGG MASON PARTNERS EQUITY TRUST
LEGG MASON PARTNERS FUNDAMENTAL VALUE FUND
LEGG MASON PARTNERS SMALL CAP VALUE FUND

Sub-Item 77I

Registrant incorporates by reference Registrant's
Definitive materials dated November 14, 2008 filed on November 14, 2008.
(Accession No. 0001193125-08-236086)